      As filed with the Securities and Exchange Commission on November 2, 2001.
                          Registration No. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                               JCC HOLDING COMPANY
               (Exact name of issuer as specified in its charter)



         DELAWARE                                        62-1650470

 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                                 ONE CANAL PLACE
                           365 CANAL STREET, SUITE 900
                          NEW ORLEANS, LOUISIANA 70130
                                 (504) 533-6000
  (Address, including zip code, and telephone number, of registrant's principal executive offices)

                                   ----------
          JCC HOLDING COMPANY 1998 LONG-TERM INCENTIVE PLAN, AS AMENDED
                                   ----------
                  WRITTEN COMPENSATION CONTRACT BY AND BETWEEN
                       JCC HOLDING COMPANY AND PAUL DEBBAN
                                   ----------
                  WRITTEN COMPENSATION CONTRACT BY AND BETWEEN
                      JCC HOLDING COMPANY AND PRESTON SMART

                            (Full title of the plans)

                                                                 Copy to:
                L. CAMILLE FOWLER                              MARK COFFIN
                 ONE CANAL PLACE                            ADAMS & REESE LLP
          365 CANAL STREET, SUITE 900                    4400 ONE HOUSTON CENTER
          NEW ORLEANS, LOUISIANA 70130                        1221 MCKINNEY
                 (504) 533-6000                             HOUSTON, TX 77098
(Name, address, including zip code, and telephone            (713) 652-5151
number, including area code, of agent for service)

                                   ----------
                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                                      Proposed                Proposed
                                                                      Maximum                  Maximum
  Title of Securities                        Amount to             Offering Price             Aggregate            Amount of
    to be Registered                       be Registered            Per Share(4)          Offering Price(4)     Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par                  750,000 shares(1)             $0.75
value

Common Stock, $0.01 par                  249,275 shares(2)             $3.20                  $2,157,860              $540
Value

Common Stock, $0.01 par                  249,275 shares(3)             $3.20
value
--------------------------------------------------------------------------------------------------------------------------------

----------

(1) Represents shares that may be issued upon the grant or exercise of awards under the 1998 Long-Term Incentive Plan (the "Plan"). This registration statement also covers any additional shares that may hereafter be granted as a result of the adjustment and anti-dilution provisions of the Plans.

(2) Represents shares issuable upon exercise of options granted to Paul Debban pursuant to a written compensation contract.

(3) Represents shares issuable upon exercise of options granted to Preston Smart pursuant to a written compensation contract.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 and based upon the average high and low prices of the Registrant's Common Stock on October 31, 2001 a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Bulletin Board.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this registration statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Annual Report on Form 10-K/A of JCC Holding Company (the "Company") for the fiscal year ended December 31,2000.

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

         (3) The description of Common Stock, $0.01 par value, (the "Common Stock") contained in the Company's registration statement filed under Section 12 of the Exchange Act on Form 8-A (SEC File No. 0-33007) on July 19, 2001, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Company's Second Amended and Restated Certificate of Incorporation provides, in detail, for the indemnification of and advance of expenses to directors, officers, employees and agents of the Company under
Section 145 of the Delaware General Corporation Law ("DGCL"). Pursuant to such
Article VI, the Company is obligated to indemnify its officers and directors, and may indemnify its employees and agents, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that the Company is not obligated to indemnify any such person who is a plaintiff with respect to such proceeding. In the case of actions brought by or in the right of the Company, such indemnification is limited to expenses (including attorneys' fees) and, unless otherwise ordered by a court, no indemnification shall be made if the person was adjudged liable to the Company in such derivative proceeding.

         Unless ordered by a court and except as set forth below, any indemnification under Article VI shall be made only as authorized in the specific case upon a determination that the proposed indemnitee met the applicable standard of conduct as set forth above. Such determination shall be made (i) by the majority vote of the directors who were not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by outside legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any proceeding described in Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

         If a claim under Article VI is not paid in full by the Company within 30 calendar days after a written claim has been received by the Company, the claimant may bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.

         The right to indemnification under Article VI is a contract right and includes the right to have the Company pay the expenses incurred in defending or investigating a proceeding in advance of the final disposition of such proceeding within 20 calendar days after receipt by the Company of a statement or statements from the claimant requesting such advances from time to time; provided, however, that, if and to the extent that the DGCL requires, the advance of such expenses incurred by person in his or her capacity as a director or officer shall be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

         Article VI of the Second Amended and Restated Certificate of Incorporation requires the Company to purchase and maintain insurance on behalf of every person who is or was a director or an officer, and permits the Company to purchase and maintain insurance on behalf of any person who at any time is or was an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liabilities.

         Article VI of the Second Amended and Restated Certificate of Incorporation of the Company also eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Such liability is further eliminated to the full extent permitted by the DGCL, as hereafter amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8. EXHIBITS

         The exhibits listed in the Exhibit Index are included as part of this registration statement.

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the Plans of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on October 25, 2001.

                                       JCC HOLDING COMPANY

                                       By: /s/ Paul D. Debban
                                          --------------------------------------
                                          Paul D. Debban
                                          President


                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Paul D. Debban and L. Camille Fowler, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of October 2001.

      Signature                                        Capacity
/s/ PAUL D. DEBBAN                            President
Paul D. Debban                                (principal executive officer)

/s/ PAUL D. DEBBAN                            Director
Paul D. Debban

/s/ ANTHONY SANFILIPPO                        Director
Anthony Sanfilippo

/s/ CHRIS LOWDEN                              Director
Chris Lowden

/s/ RUDY J. CERONE                            Director
Rudy J. Cerone

/s/ EDDIE N. WILLIAMS                         Director
Eddie N. Williams

/s/ PHILIP G. SATRE                           Director
Philip G. Satre

/s/ PRESTON SMART                             Director
Preston Smart

/s/ L. CAMILLE FOWLER                         Vice President - Finance,
L. Camille Fowler                             Treasurer and Secretary
                                              (principal financial and
                                              accounting officer)

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



       EXHIBIT
       NUMBER                        DESCRIPTION
       -------                       -----------
         4.1               Second Amended and Restated Certificate of
                           Incorporation of JCC Holding Company (previously
                           filed and incorporated herein by reference to Exhibit
                           3.01 to the Form 10K/A for the year ending December
                           31, 2000, File No. 1-12095).

         4.2               Third Amended and Restated Bylaws of JCC Holding
                           Company (previously filed and incorporated herein by reference to Exhibit 3.02 to the Form 10K/A for the year ending December 31, 2000, File No. 1-12095).

         5 Opinion of Counsel as to the legality of the securities being registered.

         23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

         23.2              Consent of Deloitte & Touche LLP.

         23.3              Consent of Arthur Andersen LLP

         24 Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page contained in Part II hereof).